UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 6, 2018 (March 1, 2018)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Changes to Board Structure
On March 2, 2018, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Brookdale Senior Living Inc., a Delaware corporation (the “Company”), (i) reduced the number of Class II directors by one, from three to two, (ii) reduced the number of directors constituting the Board from nine to seven, (iii) reassigned director Lee S. Wielansky, a member of the Board since April 2015 and the recently appointed Non-Executive Chairman of the Board, from a Class III director to a Class I director in order to fill the vacated seat of the former Executive Chairman of the Board and (iv) reduced the number of Class III directors from three to two. Mr. Wielansky's term as a Class I director is scheduled to expire, along with the other Class I directors, at the 2020 annual meeting of stockholders, and he continues to serve as Non-Executive Chairman of the Board and as a member of both the Compensation Committee and the Investment Committee. These changes resulted following the previously announced retirements of Daniel A. Decker as a Class I director and Executive Chairman of the Board and William G. Petty, Jr. as a Class II director, which were effective on March 1, 2018 and February 21, 2018, respectively.
After giving effect to the foregoing, the three classes of directors of the Company consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board in accordance with the Company’s Amended and Restated Certificate of Incorporation, as amended.
Compensatory Arrangements of Non-Executive Chairman
On March 1, 2018, upon the recommendation of the Compensation Committee, the Board approved Mr. Wielansky's compensatory arrangements for his service as a non-employee director and Non-Executive Chairman of the Board. For his service as a non-employee director, Mr. Wielansky will continue to receive an annual cash retainer of $100,000 and cash meeting fees of $3,000 for each meeting of the Board and $2,000 for each meeting of the committees of the Board on which he serves that he attends in person or by phone. He will also continue to receive an annual award of immediately vested common stock with a grant date fair value of approximately $100,000 for the year just served, anticipated to be granted in February each year. In addition, for his service as Non-Executive Chairman, Mr. Wielansky will receive an annual cash retainer of $250,000, which will be pro-rated to reflect a partial year of service for 2018. All cash amounts are payable quarterly in arrears, and Mr. Wielansky will have the opportunity to elect to receive either immediately vested shares or restricted stock units in lieu of up to 50% of such quarterly cash compensation. The Company continues to be a party to an Indemnification Agreement with Mr. Wielansky in substantially the form of the Form Indemnification Agreement for Directors and Officers filed by the Company as an exhibit to the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2011.
CEO Employment Agreement
On March 1, 2018, the Company entered into an Employment Agreement with Lucinda M. Baier, who was appointed as the Company’s President and Chief Executive Officer effective as of February 28, 2018.

The Employment Agreement has a three-year term, subject to automatic extensions for additional one year periods, unless either Ms. Baier or the Company gives written notice of non-renewal to the other no less than 90 days prior to the expiration of the term.
Ms. Baier’s initial base salary will be $825,000 per year. Her base salary shall be reviewed annually and may be increased from time to time at the Board's sole discretion, but in no event shall the base salary be reduced without Ms. Baier's approval. In addition, Ms. Baier will have an annual cash bonus opportunity targeted at 125% of cumulative base salary paid during the calendar year, subject to the terms of the Company's incentive compensation plan for senior executive officers. Ms. Baier is entitled to receive an initial award of shares of time- and performance-based restricted stock with an aggregate grant date value of $3,000,000 under the Company’s 2014 Omnibus Incentive Plan, as amended (the "Plan"). The terms of such awards, which were granted on March 5, 2018, are described under “CEO Restricted Stock Awards” below.
Ms. Baier is eligible to participate in the various Company benefit plans made available to senior executive officers of the Company (other than the Company’s Severance Pay Policy, Tier I or Tier II). In addition, the Company will provide Ms. Baier with basic term life insurance benefits of at least 100% of Ms. Baier's base salary, at no cost to Ms. Baier.
The Employment Agreement provides that, in the event Ms. Baier's employment is terminated by the Company for "cause" or she resigns without "good reason" (each as defined therein), she will be entitled to receive: (i) accrued base salary through the date of termination; (ii) any annual bonus earned but unpaid as of the date of termination for any previously completed calendar year; (iii) reimbursement for any properly incurred business expenses; and (iv) benefits, if any, to which she may be entitled under the Company's benefits plans (collectively, the "Accrued Benefits").
In the event Ms. Baier’s employment is terminated by the Company without cause or she resigns for good reason, other than within 18 months following a "change in control" as defined in the Employment Agreement, she will be entitled to receive the Accrued Benefits and, upon signing a release of claims and continuing to comply with all applicable restrictive covenants, the following severance payments and benefits: (i) 150% of her base salary and target annual bonus for the year of termination, paid in installments over 18 months, (ii) an annual bonus for the year of termination (to the extent earned under the terms of the bonus plan), pro-rated based on the number of days she was employed by the Company (the "Pro-Rated Annual Bonus"), and (iii) if then eligible for, and she elects continuation of health coverage under COBRA, the Company will pay the employer portion of her COBRA premium payments for up to 18 months as if she were still an active employee of the Company (the "Severance Benefits").
If Ms. Baier’s employment is terminated by reason of her death or "disability" (as defined in the Employment Agreement), she (or her beneficiary or estate, as applicable) will be entitled to receive the Accrued Benefits and the Pro-Rated Annual Bonus, subject, in the event of termination by reason of disability, to Ms. Baier’s signing a release of claims and continuing to comply with all applicable restrictive covenants.
In the event Ms. Baier’s employment is terminated by the Company without cause, or by Ms. Baier for good reason, within 18 months following a change in control, she will be entitled to receive the Accrued Benefits and, subject to her signing a release of claims and continuing to comply with all applicable restrictive covenants: (i) 200% of her base salary paid in installments over 18 months, (ii) 200% of her target bonus for the year of termination, paid 60 days following termination of employment, (iii) the Pro-Rated Annual Bonus, and (iv) the Severance Benefits.

Termination of Ms. Baier's employment within 30 days of the end of the initial term or any renewal term of the Employment Agreement following the provision of written notice of non-renewal by the Company will be treated as a termination of Ms. Baier's employment without cause for purposes of the Employment Agreement and for purposes of any equity awards previously granted to Ms. Baier or granted during the term of the Employment Agreement. With respect to any termination of Ms. Baier's employment, treatment of restricted stock awards will be as provided in the applicable award agreement governing such awards.
Any payments that are not deductible to the Company under Section 280G of the Code will be cut back only to the extent that the cutback results in a better after-tax position for Ms. Baier.
The Employment Agreement contains non-competition, non-solicitation, confidentiality and mutual non-disparagement covenants. The non-competition restrictions will continue in effect during Ms. Baier’s employment and for one year following termination of employment. The non-solicitation restrictions will continue in effect during her employment and for two years following her termination of employment. The confidentiality and mutual non-disparagement obligations will apply during her employment and thereafter.
CEO Restricted Stock Awards
Pursuant to Ms. Baier's Employment Agreement, on March 5, 2018, the Compensation Committee of the Board awarded such number of shares of time- and performance-based restricted stock with an aggregate grant date value of $3,000,000, under the Plan.
One half of the award, or 207,469 shares of time-based restricted stock, will vest ratably in four annual installments beginning on February 27, 2019, subject to continued employment. In the event that (i) Ms. Baier's employment is terminated without "cause" (as defined in the Plan), (ii) she resigns for "good reason" (as defined in the Employment Agreement), or (iii) her employment is terminated by death or "disability" (as defined in the Plan), the tranche of restricted stock scheduled to vest on the next vesting date will immediately vest, with any remaining unvested restricted stock being immediately forfeited. Upon the occurrence of a "change in control" (as defined in the Plan), the tranche of restricted stock scheduled to vest on the next vesting date will immediately vest, and all other shares would remain outstanding and would vest on the previously established vesting dates, subject to continued employment. In addition, in the event that Ms. Baier's employment is terminated without cause or she resigns for good reason, in each case within 12 months following a change in control, any restricted stock that is not vested as of the date of such termination will immediately vest.
The other one half of such award, or 207,469 shares of performance-based restricted stock, will be eligible to vest on February 27, 2021, subject to continued employment and the achievement of total shareholder return (TSR) performance targets. Upon the occurrence of a "change in control" (as defined in the Plan) occurring: (i) after February 27, 2020, all of the restricted shares scheduled to vest on February 27, 2021 will immediately vest upon the date of the change in control; (ii) after February 27, 2019 and on or before February 27, 2020, two-thirds of the restricted shares scheduled to vest on February 27, 2021 will immediately vest upon the date of the change in control and the remainder will convert to time-based restricted shares scheduled to vest on February 27, 2021, subject to continued employment; or (iii) on or before February 27, 2019, one-third of the restricted shares scheduled to vest on February 27, 2021 will immediately vest upon the date of the change in control and the remainder will convert to time-based restricted shares scheduled to vest ratably in two annual installments beginning on February 27, 2020, subject to continued employment. In the event that (i) Ms. Baier's employment is terminated without "cause" (as defined in the Plan), (ii) she resigns for "good reason" (as defined in the Employment

Agreement), or (iii) her employment is terminated by death or "disability" (as defined in the Plan) (either before or after a change in control) and such termination occurs: (i) after February 27, 2020, all of the restricted shares scheduled to vest on February 27, 2021 will remain outstanding and eligible for vesting on February 27, 2021 based on the Company's common stock TSR performance compared to the TSR targets; (ii) after February 27, 2019 and on or before February 27, 2020, two-thirds of the restricted shares scheduled to vest on February 27, 2021 will remain outstanding and eligible for vesting on February 27, 2020 based on the Company's common stock TSR performance compared to the partial-period TSR targets, and the remaining one-third of such restricted shares will forfeit immediately; and (iii) on or before February 27, 2019, one-third of the restricted shares scheduled to vest on February 27, 2021 will remain outstanding and eligible for vesting on February 27, 2019 based on the Company's common stock TSR performance compared to the partial-period TSR targets, and the remaining two-thirds of such restricted shares will forfeit immediately. Notwithstanding the foregoing, in the event that Ms. Baier's employment is terminated without cause or she resigns for good reason, in each case within 12 months following a change in control, any restricted stock that is not vested as of the date of such termination will immediately vest.
The restricted share agreements with respect to the awards above will also contain non-competition, non-solicitation, confidentiality and mutual non-disparagement covenants. Ms. Baier will be entitled to receive dividends on any unvested shares of restricted stock, to the extent that any such dividends are declared in the future.
Retention Bonus
On March 1, 2018, the Compensation Committee of the Board approved a retention bonus for Mary Sue Patchett, the Company’s Executive Vice President - Community Operations. The retention bonus amount of $450,000 will be payable to Ms. Patchett if she remains actively and continuously employed by the Company through December 13, 2018. If Ms. Patchett’s employment is terminated due to death or permanent disability before such date, a prorated amount will be paid to Ms. Patchett or her estate. The retention bonus opportunity was awarded to Ms. Patchett for retention purposes and in recognition of the reduced severance benefits that would be available to her from and after December 13, 2018, as described below.
Amendments to Severance Policy, Tier I
On March 1, 2018, the Compensation Committee of the Board approved certain amendments to the Company’s Severance Pay Policy, Tier I, as amended (the “Policy”), which applies to certain of the Company’s executive officers, including Ms. Patchett who participates in the Policy as a "designated officer," as defined therein. As a result of such amendments, among other things, effective for terminations of employment occurring on or after December 13, 2018, the amount payable to a designated officer for termination of his or her employment without cause (as defined in the Policy) will be reduced from 250% of the sum of such executive's annual base salary and target annual bonus to 150% of the sum of such executive's annual base salary and target annual bonus, in each case payable over 18 months. Further, effective for terminations of employment occurring on or after December 13, 2018, the amount payable to a designated officer for termination of his or her employment without cause or by the executive for good reason within 18 months after a change in control (as defined in the Policy) will be reduced from 300% of annual base salary payable over 18 months and 300% of target annual bonus payable 60 days after such termination to 200% of annual base salary payable over 18 months and 200% of target annual bonus payable 60 days after such termination.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	March 6, 2018	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Executive Vice President, General Counsel and Secretary